Exhibit 99.1

Contact:

Emily Riley – phone: 215.231.1035

               email: emily.riley@radian.biz

Radian Reports Fourth Quarter and

Full Year 2010 Financial Results

•	Reported loss includes a valuation allowance against the net deferred tax asset and losses on fair value of derivatives –

•	Mortgage insurance delinquencies declined for fourth consecutive quarter –

•	Improved risk-to-capital ratio of 16.8:1 among lowest in MI industry –

PHILADELPHIA, February 3, 2011 — Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended December 31, 2010, of $1.1 billion, or $8.55 per diluted share. This compares to a net loss of $91.9 million, or $1.12 per diluted share, for the prior-year fourth quarter. The net loss for the full year 2010 was $1.8 billion, or $15.74 per diluted share. This compares to a net loss of $147.9 million, or $1.80 per diluted share, for the prior year. The results for 2010 included the impact of a non-cash, GAAP accounting charge of $841.5 million, or $6.35 per share in the fourth quarter of 2010, related to establishing a valuation allowance against substantially all of the company’s net deferred tax asset (DTA) and also includes a pre-tax loss from the change in fair value of derivatives of $185.9 million for the quarter and $558.7 million for the year. Book value per share at December 31, 2010, was $6.46.

“We were encouraged by the fourth straight quarter of declining mortgage insurance delinquencies, continued signs of credit trend stabilization in our businesses, and a steady 21 percent market share in an environment where private mortgage insurance continues to regain business from the FHA,” said Chief Executive Officer S.A. Ibrahim.

Ibrahim added, “It is important to note that the establishment of a valuation allowance in the quarter does not have any impact on statutory capital, risk-to-capital ratio, liquidity or business operations, and it does not reflect a change in our view of Radian’s long-term financial outlook. We are confident that our capital, financial flexibility and solid customer base position Radian for future success.”

FOURTH QUARTER HIGHLIGHTS

•

The risk-to-capital ratio for Radian Guaranty Inc., the company’s primary mortgage insurance subsidiary, was 16.8:1 at December 31, 2010, compared to 17.2:1 at September 30, 2010, and 15.4:1 at December 31, 2009. Radian Group contributed $200 million to Radian Guaranty during the fourth quarter and the company has sufficient liquidity to contribute additional capital to its mortgage insurance subsidiaries in 2011, if needed.

•

New mortgage insurance written (NIW) increased for the fourth consecutive quarter to $3.8 billion, compared to $3.2 billion in the third quarter. NIW continued to consist of loans with excellent risk characteristics, and the company maintained a market share of 21 percent.

•

The total number of primary delinquent loans decreased by 4 percent in the fourth quarter, which represented the fourth consecutive quarterly decline. In addition, the number of primary delinquencies declined slightly in January.

•

The mortgage insurance provision for losses was $426.3 million in the fourth quarter of 2010, compared to $459.9 million in the prior-year period. Mortgage insurance loss reserves were approximately $3.5 billion as of December 31, 2010, which was flat to the third quarter of 2010, and up slightly from a year ago. As of December 31, 2010, total first-lien reserves increased to $23,467 per primary default, compared to $20,921 for the prior year-end, and increased to $24,911 per pool default, compared to $16,118 for the prior year-end. The reserve per default totals exclude defaults for which reserves have not been established due to the presence of a deductible.

•

Mortgage insurance claims paid were $392.9 million, which consisted of $389.3 million of first-liens and $3.6 million of second-liens. Net claims paid of $69.2 million were net of recoveries received from captive terminations of $323.7 million. For the full-year 2010, mortgage insurance claims paid were $1.3 billion. The company continues to expect mortgage insurance claims paid of approximately $1.7 billion for the full-year 2011.

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•	Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	Excluding gains and losses on derivatives and other financial instruments, the financial guaranty segment was profitable on a pre-tax basis in the fourth quarter and for the full-year 2010.

•	As of December 31, 2010, Radian Asset had approximately $1.0 billion in statutory surplus with an additional $1.4 billion in claims-paying resources.

•	Radian Asset is expected to pay an ordinary dividend of approximately $60 million to Radian Guaranty in June 2011.

•

On February 1, 2011, Radian Asset signed an agreement to purchase Municipal and Infrastructure Assurance Corporation (MIAC), a New York domiciled financial guaranty insurance company shell that has not written any business, but has obtained licenses in 36 states and the District of Columbia. The acquisition, which remains subject to regulatory approval, provides Radian Asset with the flexibility to consider using MIAC to pursue strategic alternatives in the public finance market, including possibly partnering with third-party investors to write new public finance insurance and/or reinsuring all or a portion of Radian Asset’s existing public finance business. The company is in early stages of exploring these potential uses, and expects that any new initiative for MIAC would be consistent with its ultimate goal of reducing financial guaranty exposure. The expected purchase price of approximately $82 million is $7 million above the value of the capital base of MIAC, consisting of approximately $75 million of cash, cash equivalents and treasury securities.

•

The valuation allowance of $841.5 million recorded in the quarter represents substantially all of the company’s deferred tax asset. The valuation allowance is primarily a result of the company’s continued history of losses, including the significant loss in the fourth quarter, and the continued uncertainty of future results. While Radian continues to expect a return to profitability in the long-term, this remains uncertain based on macroeconomic factors such as the slower-than-expected pace of the economic recovery as well as the ultimate timing and magnitude of losses. If the company returns to a period of sustained profitability, as it currently expects, all or a portion of this valuation allowance would be reversed.

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CONFERENCE CALL

The company will discuss each of these items in its conference call today, Thursday, February 3, 2011, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1096 inside the U.S., or 612-332-0342 for international callers, using passcode 190970 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 190970.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

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FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income

Exhibit B:	Condensed Consolidated Balance Sheets

Exhibit C:	Segment Information Quarter Ended December 31, 2010

Exhibit D:	Segment Information Quarter Ended December 31, 2009

Exhibit E:	Segment Information Year Ended December 31, 2010

Exhibit F:	Segment Information Year Ended December 31, 2009

Exhibit G:	Financial Guaranty Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010

Exhibit H:	Financial Guaranty Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010

Exhibit I:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
New Insurance Written and Risk Written

Exhibit J:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Insurance in Force and Risk in Force

Exhibit K:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Risk in Force by LTV and Policy Year and Other Risk in Force

Exhibit L:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Claims Paid, Reserves and Reserve per Default

Exhibit M:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Default Statistics

Exhibit N:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit O:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Reinsurance Progression Toward Attachment – Summary by Book Year

Exhibit P:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2010
Modified Pool

5

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended December 31		Year Ended December 31
	2010	2009	2010	2009
(In thousands, except per-share data)

Revenues:
Net premiums written - insurance	$201,672	$163,251	$691,881	$443,848 (1)

Net premiums earned - insurance	$220,082	$211,570	$825,733	$825,901
Net investment income	38,229	50,624	178,760	214,190
Change in fair value of derivative instruments	(185,935)	142,913	(558,712)	99,958
Net (losses) gains on other financial instruments	(121,323)	(7,390)	(71,737)	168,572
Net impairment losses recognized in earnings	—	(8,396)	(90)	(9,269)
Gain on sale of affiliate	—	—	34,815	—
Other income	3,042	3,539	8,696	14,026

Total revenues	(45,905)	392,860	417,465	1,313,378

Expenses:
Provision for losses	415,809	473,166	1,739,244	1,337,574
Provision for premium deficiency	(14,664)	16,065	(14,621)	(61,504)
Policy acquisition costs	10,750	8,920	53,469	63,034
Other operating expenses	48,669	42,499	191,942	203,770
Interest expense	13,226	10,120	41,777	46,010

Total expenses	473,790	550,770	2,011,811	1,588,884

Equity in net income of affiliates	—	9,618	14,668	33,226

Pretax loss	(519,695)	(148,292)	(1,579,678)	(242,280)
Income tax provision (benefit)	612,922	(56,425)	226,189	(94,401)

Net loss	$(1,132,617)	$(91,867)	$(1,805,867)	$(147,879)

Diluted net loss per share (2)	$(8.55)	$(1.12)	$(15.74)	$(1.80)

(1) Includes the reversal of $185.6 million of premiums written related to commutation of $9.8 billion Financial Guaranty net par outstanding in July 2009.
(2) Weighted average shares outstanding (In thousands)

Weighted average common shares outstanding	82,434	81,926	82,505	81,937
Increase in weighted average shares-common stock offering	50,000	—	32,192	—

Weighted average shares outstanding	132,434	81,926	114,697	81,937

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	December 31 2010	December 31 2009

Assets:
Cash and investments	$6,680,630	$6,214,376
Investments in affiliates	133	121,480
Deferred policy acquisition costs	148,326	160,281
Deferred income taxes, net	27,531	440,948
Reinsurance recoverables	244,894	628,572
Derivative assets	26,212	68,534
Other assets	493,161	442,115

Total assets	$7,620,887	$8,076,306

Liabilities and stockholders’ equity:
Unearned premiums	$686,364	$823,621
Reserve for losses and loss adjustment expenses	3,596,735	3,578,982
Reserve for premium deficiency	10,736	25,357
Long-term debt	964,788	698,222
VIE debt	520,114	296,080
Derivative liabilities	723,579	238,697
Other liabilities	258,791	410,353

Total liabilities	6,761,107	6,071,312

Common stock	150	100
Additional paid-in capital	1,071,080	473,759
Retained earnings	(204,926)	1,602,143
Accumulated other comprehensive loss	(6,524)	(71,008)

Total common stockholders’ equity	859,780	2,004,994

Total liabilities and stockholders’ equity	$7,620,887	$8,076,306

Book value per share	$6.46	$24.22

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2010

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$200,549	$1,123	$—	$201,672

Net premiums earned - insurance	$200,569	$19,513	$—	$220,082
Net investment income	22,469	15,760	—	38,229
Change in fair value of derivative instruments	26,642	(212,577)	—	(185,935)
Net losses on other financial instruments	(44,917)	(76,406)	—	(121,323)
Net impairment losses recognized in earnings	—	—	—	—
Other income	1,916	65	1,061	3,042

Total revenues	206,679	(253,645)	1,061	(45,905)

Expenses:
Provision for losses	426,288	(10,479)	—	415,809
Provision for premium deficiency	(14,664)	—	—	(14,664)
Policy acquisition costs	7,041	3,709	—	10,750
Other operating expenses	37,610	11,009	50	48,669
Interest expense	4,748	8,478	—	13,226

Total expenses	461,023	12,717	50	473,790

Pretax (loss) income	(254,344)	(266,362)	1,011	(519,695)

Income tax provision	424,782	187,787	353	612,922

Net (loss) income	$(679,126)	$(454,149)	$658	$(1,132,617)

Cash and investments	$4,037,578	$2,643,052	$—	$6,680,630
Deferred policy acquisition costs	41,939	106,387	—	148,326
Total assets	4,801,953	2,818,934	—	7,620,887
Unearned premiums	197,260	489,104	—	686,364
Reserve for losses and loss adjustment expenses	3,524,971	71,764	—	3,596,735
VIE debt	141,006	379,108	—	520,114

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2009

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$164,198	$(947)	$—	$163,251

Net premiums earned - insurance	$189,634	$21,936	$—	$211,570
Net investment income	32,406	18,217	1	50,624
Change in fair value of derivative instruments	14,027	128,886	—	142,913
Net (losses) gains on other financial instruments	1,365	(8,755)	—	(7,390)
Net impairment losses recognized in earnings	(8,396)	—	—	(8,396)
Other income	2,393	1,078	68	3,539

Total revenues	231,429	161,362	69	392,860

Expenses:
Provision for losses	459,853	13,313	—	473,166
Provision for premium deficiency	16,065	—	—	16,065
Policy acquisition costs	5,231	3,689	—	8,920
Other operating expenses	29,763	12,604	132	42,499
Interest expense	3,320	6,800	—	10,120

Total expenses	514,232	36,406	132	550,770

Equity in net income of affiliates	—	—	9,618	9,618

Pretax (loss) income	(282,803)	124,956	9,555	(148,292)

Income tax (benefit) provision	(103,408)	43,637	3,346	(56,425)

Net (loss) income	$(179,395)	$81,319	$6,209	$(91,867)

Cash and investments	$3,775,682	$2,438,694	$—	$6,214,376
Deferred policy acquisition costs	35,854	124,427	—	160,281
Total assets	4,968,963	2,985,919	121,424	8,076,306
Unearned premiums	240,346	583,275	—	823,621
Reserve for losses and loss adjustment expenses	3,450,538	128,444	—	3,578,982
VIE debt	287,995	8,085	—	296,080

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2010

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$699,909	$(8,028)	$—	$691,881

Net premiums earned - insurance	$739,631	$86,102	$—	$825,733
Net investment income	104,030	74,730	—	178,760
Change in fair value of derivative instruments	32,381	(591,093)	—	(558,712)
Net (losses) gains on other financial instruments	35,867	(107,604)	—	(71,737)
Net impairment losses recognized in earnings	(90)	—	—	(90)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	7,208	364	1,124	8,696

Total revenues	919,027	(537,501)	35,939	417,465

Expenses:
Provision for losses	1,730,801	8,443	—	1,739,244
Provision for premium deficiency	(14,621)	—	—	(14,621)
Policy acquisition costs	36,102	17,367	—	53,469
Other operating expenses	141,172	50,520	250	191,942
Interest expense	11,668	30,109	—	41,777

Total expenses	1,905,122	106,439	250	2,011,811

Equity in net income of affiliates	—	78	14,590	14,668

Pretax (loss) income	(986,095)	(643,862)	50,279	(1,579,678)

Income tax provision	157,082	51,509	17,598	226,189

Net (loss) income	$(1,143,177)	$(695,371)	$32,681	$(1,805,867)

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2009

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$630,076	$(186,228)	$—	$443,848

Net premiums earned - insurance	$724,423	$101,478	$—	$825,901
Net investment income	129,871	84,315	4	214,190
Change in fair value of derivative instruments	(14,428)	114,386	—	99,958
Net gains on other financial instruments	65,615	102,957	—	168,572
Net impairment losses recognized in earnings	(9,246)	(23)	—	(9,269)
Other income	12,258	1,394	374	14,026

Total revenues	908,493	404,507	378	1,313,378

Expenses:
Provision for losses	1,300,827	36,747	—	1,337,574
Provision for premium deficiency	(61,504)	—	—	(61,504)
Policy acquisition costs	27,563	35,471	—	63,034
Other operating expenses	140,487	67,223	(3,940)	203,770
Interest expense	15,372	30,638	—	46,010

Total expenses	1,422,745	170,079	(3,940)	1,588,884

Equity in net income of affiliates	—	—	33,226	33,226

Pretax (loss) income	(514,252)	234,428	37,544	(242,280)

Income tax (benefit) provision	(176,456)	68,641	13,414	(94,401)

Net (loss) income	$(337,796)	$165,787	$24,130	$(147,879)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit G

(In thousands)	Quarter Ended December 31		Year Ended December 31
	2010	2009	2010	2009

Net Premiums Earned:
Public finance direct	$13,898	$14,215	$54,734	$49,965
Public finance reinsurance	4,362	5,935	25,297	44,232
Structured direct	443	1,208	2,498	6,364
Structured reinsurance	815	584	3,544	15,714
Trade credit reinsurance	(5)	17	46	191

Net Premiums Earned - insurance	19,513	21,959	86,119	116,466
Impact of commutations	0	(23)	(17)	(14,988)

Total Net Premiums Earned - insurance	$19,513	$21,936	$86,102	$101,478

Refundings included in earned premium	$7,442	$8,913	$35,782	$40,989

Net premiums earned - derivatives (1)	$11,259	$12,633	$46,431	$53,423

Claims paid:
Trade credit reinsurance	$13	$(136)	$1,091	$776
Financial Guaranty	6,536	10,258	64,032	134,019

Total	$6,549	$10,122	$65,123	$134,795

Impact of adoption of amendment to accounting standard regarding VIEs on January 1, 2010:

(In millions)
Balance Sheet Increase (Decrease):
Investments	$89.4
Other assets	121.0
VIE debt	321.0
Derivative liabilities	(128.6)
Derivative liabilities-VIE	17.4
Other liabilities	0.6

Income Statement Increase (Decrease):
Net investment income	$2.7
Net (losses) gains on other financial instruments	(58.2)
Change in fair value of derivative instruments	57.5
Other operating expenses	2.0

(1)	Included in change in fair value of derivative instruments.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit H

($ in thousands, except ratios)	December 31 2010	December 31 2009
Statutory Information:

Capital and surplus	$1,040,679	$1,062,637
Contingency reserve	392,589	366,108

Qualified statutory capital	1,433,268	1,428,745

Unearned premium reserve	517,516	595,819
Loss and loss expense reserve	70,129	128,754

Total statutory policyholders’ reserves	2,020,913	2,153,318

Present value of installment premiums	202,386	260,662
Soft capital facilities	150,000	150,000

Total statutory claims paying resources	$2,373,299	$2,563,980

Net debt service outstanding	$101,168,759	$110,207,923

Capital leverage ratio (1)	71	77
Claims paying leverage ratio (2)	43	43

Net par outstanding by product:
Public finance direct	$15,727,252	$17,536,616
Public finance reinsurance	21,907,290	24,180,588
Structured direct	39,315,801	43,528,366
Structured reinsurance	1,805,295	2,174,433

Total (3)	$78,755,638	$87,420,003

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $1.9 billion and $2.2 billion at December 31, 2010 and December 31, 2009, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit I

	Quarter Ended December 31				Year Ended December 31
($ in millions)	2010		2009		2010		2009
	$	%	$	%	$	%	$	%

Primary new insurance written
Flow	$3,781	100.0%	$2,414	100.0%	$11,558	100.0%	$16,969	100.0%

Total Primary	$3,781	100.0%	$2,414	100.0%	$11,558	100.0%	$16,969	100.0%

Total
Prime	$3,779	99.9%	$2,412	99.9%	$11,553	100.0%	$16,942	99.8%
Alt-A	—	—	—	—	—	—	11	0.1%
A minus and below	2	0.1%	2	0.1%	5	—	16	0.1%

Total Flow	$3,781	100.0%	$2,414	100.0%	$11,558	100.0%	$16,969	100.0%

Total primary new insurance written by FICO score

Total
>=740	$3,112	82.3%	$1,829	75.8%	$9,294	80.4%	$12,293	72.5%
680-739	669	17.7%	581	24.1%	2,261	19.6%	4,403	25.9%
620-679	—	—	4	0.1%	3	—	272	1.6%
<=619	—	—	—	—	—	—	1	—

Total Flow	$3,781	100.0%	$2,414	100.0%	$11,558	100.0%	$16,969	100.0%

Percentage of primary new insurance written
Refinances	58%		26%		42%		41%
95.01% LTV and above	0.7%		0.2%		0.4%		0.1%
ARMs
Less than 5 years	0.1%		0.1%		0.1%		0.1%
5 years and longer	4.1%		5.8%		5.3%		1.6%

Primary risk written
Flow	$852	100.0%	$533	100.0%	$2,663	100.0%	$3,663	100.0%

Total Primary	$852	100.0%	$533	100.0%	$2,663	100.0%	$3,663	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit J

($ in millions)	December 31 2010		December 31 2009
	$	%	$	%
Primary insurance in force
Flow	$115,532	89.2%	$121,596	84.3%
Structured	14,034	10.8%	22,672	15.7%

Total Primary	$129,566	100.0%	$144,268	100.0%

Prime	$106,466	82.2%	$111,398	77.2%
Alt-A	14,542	11.2%	22,941	15.9%
A minus and below	8,558	6.6%	9,929	6.9%

Total Primary	$129,566	100.0%	$144,268	100.0%

Primary risk in force
Flow	$28,397	90.3%	$29,971	88.8%
Structured	3,064	9.7%	3,794	11.2%

Total Primary	$31,461	100.0%	$33,765	100.0%

Flow
Prime	$24,213	85.3%	$25,036	83.5%
Alt-A	2,618	9.2%	3,121	10.4%
A minus and below	1,566	5.5%	1,814	6.1%

Total Flow	$28,397	100.0%	$29,971	100.0%

Structured
Prime	$1,788	58.4%	$2,059	54.3%
Alt-A	702	22.9%	1,083	28.5%
A minus and below	574	18.7%	652	17.2%

Total Structured	$3,064	100.0%	$3,794	100.0%

Total
Prime	$26,001	82.6%	$27,095	80.2%
Alt-A	3,320	10.6%	4,204	12.5%
A minus and below	2,140	6.8%	2,466	7.3%

Total Primary	$31,461	100.0%	$33,765	100.0%

Total primary risk in force by FICO score
Flow
>=740	$11,039	38.9%	$10,526	35.1%
680-739	9,849	34.7%	10,790	36.0%
620-679	6,359	22.4%	7,329	24.5%
<=619	1,150	4.0%	1,326	4.4%

Total Flow	$28,397	100.0%	$29,971	100.0%

Structured
>=740	$825	26.9%	$1,036	27.3%
680-739	892	29.1%	1,168	30.8%
620-679	815	26.6%	990	26.1%
<=619	532	17.4%	600	15.8%

Total Structured	$3,064	100.0%	$3,794	100.0%

Total
>=740	$11,864	37.7%	$11,562	34.3%
680-739	10,741	34.1%	11,958	35.4%
620-679	7,174	22.8%	8,319	24.6%
<=619	1,682	5.4%	1,926	5.7%

Total Primary	$31,461	100.0%	$33,765	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	19%		21%
ARMs
Less than 5 years	6%		8%
5 years and longer	7%		8%

Pool risk in force
Prime	$1,828	74.5%	$1,918	71.1%
Alt-A	165	6.7%	246	9.1%
A minus and below	460	18.8%	534	19.8%

Total	$2,453	100.0%	$2,698	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit K

($ in millions)	December 31 2010			December 31 2009
	$		%	$	%
Total primary risk in force by LTV
85.00% and below	$2,816		8.9%	$3,263	9.6%
85.01% to 90.00%	12,102		38.5%	12,589	37.3%
90.01% to 95.00%	10,506		33.4%	10,996	32.6%
95.01% and above	6,037		19.2%	6,917	20.5%

Total	$31,461		100.0%	$33,765	100.0%

Total primary risk in force by policy year
2005 and prior	$8,145		25.9%	$9,709	28.7%
2006	3,690		11.7%	4,390	13.0%
2007	8,072		25.7%	9,443	28.0%
2008	5,935		18.9%	6,725	19.9%
2009	3,099		9.8%	3,498	10.4%
2010	2,520		8.0%	—	—

Total	$31,461		100.0%	$33,765	100.0%

Total pool risk in force by policy year
2005 and prior	$2,038		83.1%	$2,183	80.9%
2006	179		7.3%	236	8.7%
2007	190		7.7%	223	8.3%
2008	46		1.9%	56	2.1%

Total pool risk in force	$2,453		100.0%	$2,698	100.0%

Other risk in force
Second-lien
1st loss	$114			$147
2nd loss	79			116
NIMs	136			353
International
1st loss-Hong Kong primary mortgage insurance	126			257
Credit default swaps	—			127

Total other risk in force	$455			$1,000

Risk to capital ratio-Radian Guaranty only	16.8:1	(1)		15.4:1

(1)	Preliminary.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit L

($ in thousands)	Quarter Ended December 31		Year Ended December 31
	2010	2009	2010	2009

Claims paid
Prime	$226,106	$113,386	$691,922	$344,760
Alt-A	81,681	67,458	308,113	215,350
A minus and below	50,593	40,562	180,078	150,466

Total primary claims paid	358,380	221,406	1,180,113	710,576
Pool	30,882	18,090	147,667	40,858
Second-lien and other	3,644	14,848	20,630	66,583

Subtotal	392,906	254,344	1,348,410	818,017
Impact of first-lien terminations	—	197,692	223,099	197,692
Impact of captive terminations	(323,716)	(25,194)	(324,365)	(132,941)
Impact of second-lien terminations	—	—	10,834	87,323

Total	$69,190	$426,842	$1,257,978	$970,091

Average claim paid (1)
Prime	$47.0	$44.4	$44.6	$43.5
Alt-A	59.8	56.6	57.5	55.2
A minus and below	39.4	38.0	37.6	38.6
Total primary claims paid	48.0	46.0	46.0	45.2
Pool	68.5	47.2	71.7	38.4
Second-lien and other	32.8	38.0	35.3	41.2
Total	$49.0	$45.5	$47.7	$44.5

Average primary claim paid before reinsurance recoveries	$51.7	$51.6	$52.5	$47.9
Average total claim paid before reinsurance recoveries	$52.4	$50.3	$53.6	$46.8

Loss ratio - GAAP Basis	212.5%	242.5%	234.0%	179.6%
Expense ratio - GAAP Basis	22.3%	18.5%	24.0%	23.2%

	234.8%	261.0%	258.0%	202.8%

Reserve for losses by category
Prime	$1,607,741	$1,265,859
Alt-A	687,960	767,043
A minus and below	413,137	456,281
Reinsurance recoverable	223,254 (2)	621,644

Total primary reserves	2,932,092	3,110,827
Pool insurance	566,565	295,996

Total 1st lien reserves	3,498,657	3,406,823
Second-lien	26,161	43,579
Other	153	136

Total reserves	$3,524,971	$3,450,538

1st lien reserve per default (3)
Primary reserve per primary default	$23,467	$20,921
Pool reserve per pool default	24,911	16,118
Total 1st lien reserve per default	23,689	20,393

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Reinsurance recoverable on ceded losses related to captives ($130 million) and Smart Home ($93 million).
(3)	Excludes defaults for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit M

	December 31 2010	December 31 2009
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	584,213	614,590
Number of loans in default	71,196	78,130
Percentage of loans in default	12.19%	12.71%

Alt-A
Number of insured loans	51,765	60,616
Number of loans in default	17,934	22,177
Percentage of loans in default	34.65%	36.59%

A minus and below
Number of insured loans	47,044	53,932
Number of loans in default	16,401	20,911
Percentage of loans in default	34.86%	38.77%

Total Flow
Number of insured loans	683,022	729,138
Number of loans in default	105,531	121,218
Percentage of loans in default	15.45%	16.62%

Structured
Prime
Number of insured loans	42,131	52,629
Number of loans in default	6,735	7,520
Percentage of loans in default	15.99%	14.29%

Alt-A
Number of insured loans	20,234	43,615
Number of loans in default	6,635	15,295
Percentage of loans in default	32.79%	35.07%

A minus and below
Number of insured loans	16,716	19,287
Number of loans in default	6,569	7,965
Percentage of loans in default	39.30%	41.30%

Total Structured
Number of insured loans	79,081	115,531
Number of loans in default	19,939	30,780
Percentage of loans in default	25.21%	26.64%

Total Primary Insurance
Prime
Number of insured loans	626,344	667,219
Number of loans in default	77,931	85,650
Percentage of loans in default	12.44%	12.84%

Alt-A
Number of insured loans	71,999	104,231
Number of loans in default	24,569	37,472
Percentage of loans in default	34.12%	35.95%

A minus and below
Number of insured loans	63,760	73,219
Number of loans in default	22,970	28,876
Percentage of loans in default	36.03%	39.44%

Total Primary Insurance
Number of insured loans	762,103	844,669
Number of loans in default (1)	125,470	151,998
Percentage of loans in default	16.46%	17.99%

Pool insurance:
Number of loans in default (2)	32,456	36,397

(1)	Includes an estimated 525 and 3,302 defaults at December 31, 2010 and December 31, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.
(2)	Includes an estimated 9,712 and 18,033 defaults at December 31, 2010 and December 31, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit N

	Quarter Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Net Premiums Written (In thousands)
Primary and Pool Insurance	$199,610	$166,188	$698,078	$650,060
Second-lien (1)	647	709	1,535	(41)
International (1)	292	(2,699)	296	(19,943)

Total Net Premiums Written - Insurance	$200,549	$164,198	$699,909	$630,076

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$198,196	$185,306	$727,484	$703,076
Second-lien	646	972	2,501	5,621
International	1,727	3,356	9,646	15,726

Total Net Premiums Earned - Insurance	$200,569	$189,634	$739,631	$724,423

SMART HOME (In millions)
Ceded Premiums Written and Earned	$2.4	$2.9	$9.8	$10.9

Net premiums earned - derivatives (In thousands) (2)	$276	$470	$692	$2,257

1st Lien Captives
Premiums ceded to captives (In thousands)	$8,834	$26,832	$83,384	$129,808
% of total premiums	4.2%	12.5%	10.2%	15.4%
NIW subject to captives (In thousands)	$—	$39,989	$129	$1,655,642
% of primary NIW	—	1.7%	<1%	9.8%
IIF included in captives (3)	10.6%	29.3%
RIF included in captives (3)	10.4%	31.5%

Persistency (twelve months ended December 31)	81.8%	82.0%

	December 31 2010	December 31 2009
SMART HOME

% of Primary RIF included in Smart Home Transactions (3)	3.2%	3.4%

(1)	Reflects the impact of second-lien and international terminations.
(2)	Included in change in fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)			December 31 2010					December 31 2009
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to-Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to-Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$193	$38	$155	$77		$375	$62	$313	$142
Pre-2006		50-75%	166	94	72	50		325	185	140	86
Pre-2006		75-99%	146	83	63	59		557	231	326	127
Pre-2006		Attached	578	168	410	139	$51	1,673	452	1,221	381	$139

Pre-2006 Total	$11,983		$1,083	$383	$700	$325	$51	$2,930	$930	$2,000	$736	$139

2006		0-50%	$2	$—	$2	$—		$1	$—	$1	$—
2006		50-75%	—	—	—	—		16	1	15	1
2006		75-99%	11	1	10	1		13	1	12	1
2006		Attached	369	40	329	95	$45	1,695	242	1,453	355	$163

2006 Total	$773		$382	$41	$341	$96	$45	$1,725	$244	$1,481	$357	$163

2007		0-50%	$—	$—	$—	$—		$1	$—	$1	$—
2007		50-75%	—	—	—	—		12	1	11	—
2007		75-99%	9	1	8	1		15	1	14	1
2007		Attached	830	57	773	189	$78	3,446	391	3,055	437	$191

2007 Total	$1,243		$839	$58	$781	$190	$78	$3,474	$393	$3,081	$438	$191

2008		0-50%	$122	$8	$114	$4		$298	$22	$276	$6
2008		50-75%	34	2	32	1		149	8	141	6
2008		75-99%	22	1	21	1		1,454	166	1,288	56
2008		Attached	454	45	409	51	$17	159	14	145	19	$11

2008 Total	$881		$632	$56	$576	$57	$17	$2,060	$210	$1,850	$87	$11

2009		0-50%	$242	$12	$230	$1		$284	$12	$272	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$288		$242	$12	$230	$1	$—	$284	$12	$272	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	89	29	60	26	$11	102	33	69	37	$17

Quota Share Total	$313		$89	$29	$60	$26	$11	$102	$33	$69	$37	$17

Total Captive (Including Quota Share)	$15,481		$3,267	$579	$2,688	$695	$202	$10,575	$1,822	$8,753	$1,655	$521

SmartHome		0-50%	$28	$12	$16	$14		$32	$14	$18	$12
SmartHome		50-75%	—	—	—	—		71	29	42	23
SmartHome		75-99%	63	29	34	26		—	—	—	—
SmartHome		Attached	909	445	464	475	$137	1,029	492	537	435	$143

Total SmartHome	$3,900		$1,000	$486	$514	$515	$137	$1,132	$535	$597	$470	$143

(1)	Data is presented in the aggregate for all trusts for captives with risk in force at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust for captives with risk in force at period end only. Reinsurance benefit excludes $324 million and $71 million of recoveries recognized from the terminations of certain captive reinsurance agreements during the years ended December 31, 2010 and December 31, 2009, respectively.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2010

Modified Pool

Exhibit P

($ in millions)	December 31 2010		December 31 2009
	$	%	$	%

Primary risk in force by policy year
2005 and prior	$186	64.4%	$243	41.7%
2006	41	14.2%	98	16.8%
2007	55	19.0%	235	40.3%
2008	7	2.4%	7	1.2%

Total	$289	100.0%	$583	100.0%

Primary risk in force by product
Prime	$74	25.6%	$104	17.8%
Alt-A	197	68.2%	456	78.2%
A minus and below	18	6.2%	23	4.0%

Total	$289	100.0%	$583	100.0%

Primary insurance in force by product
Prime	$671	22.2%	$1,508	16.0%
Alt-A	2,216	73.1%	7,649	81.2%
A minus and below	143	4.7%	258	2.8%

Total	$3,030	100.0%	$9,415	100.0%

Reserve for losses (in thousands)	$87,218		$239,824

Default Statistics:

Primary Insurance:
Total modified pool (1)
Number of insured loans		15,487		42,509
Number of loans in default		4,009		12,677
Percentage of loans in default		25.89%		29.82%

(1)	Impacted by the termination of transactions in 2009 and 2010.

FORWARD-LOOKING STATEMENTS

All statements in this new release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure or significant delay of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, or investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•

a further reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio, which, in the absence of new capital, could depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•

a more rapid than expected decrease in the level of future insurance rescissions and claim denials from the current elevated levels, which rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•

the negative impact our insurance rescissions and claim denials may have on our relationships with customers, including the potential loss of customers and the heightened risk of disputes and litigation, and, in the event that we are unsuccessful in defending our rescissions or denials, the need to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the Veterans’ Administration and private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies or new entrants to the industry that are not burdened by legacy obligations);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac (together, the “GSEs”), the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•

the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with mortgage insurance are considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions (a draft rule that defines “qualified residential mortgages” is expected shortly and the final rule is required by the Dodd-Frank Act on April 17, 2011) or “qualified mortgages” for purposes of the ability to repay provisions;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•

our ability to return to a period of sustained profitability, which would allow us to reverse all or a portion of the valuation allowance that was established against substantially all of our net deferred tax asset (DTA);

•

our ability to obtain the necessary regulatory approval to consummate the purchase of MIAC and to successfully develop and implement a strategy to utilize MIAC in the public finance financial guaranty market, which strategy may depend on, among other items, our ability to obtain necessary regulatory or other approvals, to attract third-party capital and to obtain ratings sufficient to support such strategy;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this press release to reflect new information or future events or for any other reason.

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